Exhibit 10.10

FORWARD PURCHASE AGREEMENT

[●], 2021

Engaged Capital, LLC

610 Newport Center Drive, Suite 250

Newport Beach, California 92660

Ladies and Gentlemen:

We are pleased to accept the offer Engaged Capital, LLC (the “Subscriber”) has made to purchase an aggregate of 10,000,000 shares (the “Securities”) of Class A common stock, par value $0.0001 (the “Class A Common Stock”), of SilverBox Engaged Merger Corp I, a Delaware corporation (the “Company”), for an aggregate purchase price of $100,000,000 in connection with the Company’s initial public offering of units, each comprising one share of Class A Common Stock and one-third of one warrant (the “IPO”). The IPO is expected as of the date hereof to generate gross proceeds to the Company in the amount of $300,000,000 (exclusive of the over-allotment option to be granted to the underwriters). This letter agreement (this “Agreement”) sets forth the terms on which the Company is willing to sell the Securities to the Subscriber, and the Company and the Subscriber’s agreements regarding such Securities, are as follows:

1. Purchase of the Securities. For the sum of $100,000,000 (the “Purchase Price”), at the Closing (as defined herein), the Company agrees to sell to the Subscriber the number of Securities set forth opposite the Subscriber’s name on Exhibit A hereto, and the Subscriber hereby agrees to purchase such Securities from the Company (the “Forward Purchase”), subject to the terms and subject to the conditions set forth in this Agreement.

2. Representations, Warranties and Agreements.

2.1 Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Securities to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1 No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Securities.

2.1.2 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Subscriber, (ii) any agreement, indenture or instrument to which the Subscriber is a party, (iii) any law, statute, rule or regulation to which the Subscriber is subject, or (iv) any agreement, order, judgment or decree to which the Subscriber is subject, in each case (other than clause (i)), which would have a material adverse effect on the Subscriber or its ability to consummate the transactions contemplated by this Agreement.

2.1.3 Organization and Authority. The Subscriber is a Delaware limited liability company, validly existing and in good standing under the laws of Delaware and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the Subscriber and the Company, this Agreement is a legal, valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4 Experience, Financial Capability and Suitability. The Subscriber is: (i) sophisticated in financial matters, is able to evaluate the risks and benefits of the investment in the Securities and has the capacity to protect its own interests and (ii) able to bear the economic risk of its investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore cannot be sold unless pursuant to an effective registration statement under the Securities Act (including pursuant to the Registration Rights Agreement (as defined below)) or an exemption from such registration is available with respect to such sale. The Subscriber is able to afford a complete loss of the Subscriber’s investment in the Securities.

2.1.5 Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, the Subscriber has relied solely on the Subscriber’s own knowledge and understanding of the Company and its business based upon the Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. The Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and the Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.1.6 Regulation D Offering. The Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D promulgated under the Securities Act or similar exemptions under federal or state law.

2.1.7 Investment Purposes. The Subscriber is purchasing the Securities solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D promulgated under the Securities Act.

2.1.8 Restrictions on Transfer; Shell Company. The Subscriber understands the Securities are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Subscriber understands the Securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and the Subscriber understands that any certificates representing the Securities will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act or (ii) an available exemption from registration. The Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to resell the Securities. The Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Securities until one (1) year following consummation of the Company’s initial business combination (“the “Business Combination”), despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9 No Governmental or Other Consents. No governmental, administrative or other third party consents, order or authorization, registration, qualification, designation, declaration, filing, or approvals are required or necessary on the part of the Subscriber in connection with the transactions contemplated by this Agreement.

2.1.10 Affiliation of Certain FINRA Members. The Subscriber is neither a person associated nor affiliated with Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

2.1.11 No Public Market. The Subscriber understands that no public market now exists for the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities.

2.1.12 High Degree of Risk. The Subscriber understands that its agreement to purchase the Securities involves a high degree of risk which could cause the Subscriber to lose all or part of its investment.

 2.1.13 No General Solicitation. Neither the Subscriber, nor, to its knowledge, any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Securities.

2.1.14 Adequacy of Financing. At the time of the Closing, the Subscriber will have available to it sufficient funds to satisfy its obligations under this Agreement.

2.2 Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Securities, the Company hereby represents and warrants to the Subscriber as follows:

2.2.1 Organization and Corporate Power. The Company is a Delaware corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware. The Company is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out its business as presently conducted and as proposed to be conducted, including, without limitation, the transactions contemplated by this Agreement. The Company has no subsidiaries.

2.2.2 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Certificate of Incorporation or Bylaws of the Company, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or (iv) any agreement, order, judgment or decree to which the Company is subject.

2.2.3 Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Securities will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof the Subscriber will have or receive good title to the Securities, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions described herein and under federal and state securities laws, and (ii) liens, claims or encumbrances imposed due to the actions of the Subscriber. Assuming the accuracy of the representations of the Subscriber in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.

2.2.4 No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

2.2.5 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Securities, the performance of all obligations of the Company required pursuant hereto, and the authorization, issuance or reservation for issuance of the Securities, has been taken. Upon execution and delivery by the Company and the Subscriber of this Agreement, this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.2.6 Capitalization. The authorized capital stock of the Company on the date hereof, consists of 100,000,000 shares of Class A Common Stock, no shares of which are issued and outstanding, 10,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock” and, collectively with the Class A Common Stock, the “Common Stock”), 8,625,000 shares of which are issued and outstanding (including up to 1,125,000 shares subject to forfeiture in the event that the underwriters’ over-allotment option is not exercised in full), and 1,000,000 shares of preferred stock, no shares of which are issued and outstanding. All issued and outstanding shares of the Class B Common Stock (i) have been duly authorized and validly issued and (ii) are fully paid and non-assessable. The rights, preferences, privileges and restrictions of the Common Stock are as stated in the Certificate of Incorporation currently on file with the Delaware Secretary of State. There are no outstanding rights, options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company.

2.2.7 No Governmental or Other Consents. No governmental, administrative or other third party consents, approvals, notices or filings are required or necessary on the part of the Company in connection with the transactions contemplated by this Agreement, other than the filing of a Form D with the Securities and Exchange Commission (the “SEC”) and such state Blue Sky, FINRA and Nasdaq (or other applicable stock exchange) consents and approvals as may be required.

2.2.8 Operations. As of the date hereof, the Company has not conducted, and prior to the Closing the Company will not conduct, any operations other than as described in the Registration Statement (as defined below).

3. Settlement Date and Delivery.

3.1 Closing. The Company shall deliver a notice to the Subscriber, at least five (5) Business Days before the closing of the Business Combination (the “Business Combination Closing”) (or such lesser number of days as the Subscriber may consent to in writing), specifying the date of the Business Combination Closing, the aggregate Purchase Price for the Securities to be purchased by the Subscriber and instructions for wiring the Purchase Price. The closing of the sale of the Securities (the “Closing”) shall be held on the same date and immediately prior to the Business Combination Closing (such date being referred to as the “Forward Closing Date”). Except as otherwise mutually agreed by the parties hereto, at least one (1) Business Day prior to the Forward Closing Date, the Subscriber shall deliver to the Company, to be held in escrow until the Closing, the Purchase Price for the Securities by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in such notice. Immediately prior to the Closing on the Forward Closing Date, (i) the Purchase Price shall be released from escrow automatically and without further action by the Company or the Subscriber and (ii) upon such release, the Company shall issue the Securities to the Subscriber in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), registered in the name of the Subscriber (or its nominee in accordance with its delivery instructions), or to a custodian designated by the Subscriber, as applicable. In the event the Business Combination Closing does not occur on the date scheduled for closing (unless otherwise extended), the Closing shall not occur and the Company shall promptly (but not later than one (1) Business Day thereafter) return the Purchase Price to the Subscriber. For purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

3.2 Conditions to Closing of the Company. The Company’s obligations to sell and issue the Securities at the Closing are subject to the fulfillment at or prior to the Closing, as applicable, of each of the following conditions:

3.2.1 Representations and Warranties Correct. The representations and warranties made by the Subscriber in Section 2.1 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Forward Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) with the same force and effect as if they had been made on and as of said date.

3.2.2 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Securities.

3.2.3 No Injunction. No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Subscriber of the Securities.

3.3 Conditions to Closing of the Subscriber. The Subscriber’s obligation to purchase the Securities at the Closing is subject to the fulfillment on or prior to the Forward Closing Date, as applicable, of each of the following conditions:

3.3.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 2.2 of this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Forward Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) with the same force and effect as if they had been made on and as of said date.

3.3.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Forward Closing Date shall have been performed or complied with in all material respects.

3.3.3 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Securities.

3.3.4 Registration Rights Agreement. The Company and the Subscriber shall have entered into a registration rights agreement (the “Registration Rights Agreement”) in the form mutually agreed upon by the Company and the Susbscriber.

3.3.5 IPO Closing. The Company shall have consummated an IPO raising at least $300,000,000 in gross proceeds.

3.3.6 Business Combination. The Company shall have entered into an agreement with respect to the Business Combination and all conditions to the closing of the Business Combination as set forth in such agreement, including the approval by the Company’s stockholders of the Business Combination, if applicable, shall have been satisfied or waived.

3.3.7 No Injunction. No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Subscriber of the Securities.

4. Forward Transferees. All of the Subscriber’s rights and obligations hereunder with respect to the Forward Purchase may be transferred or assigned, at any time and from time to time prior to the consummation of a Business Combination and in whole or in part, to any one or more third parties (each, a “Forward Transferee”), subject to the Company’s prior written consent, which may not be unreasonably withheld. Upon any such transfer or assignment:

4.1 the Subscriber and applicable Forward Transferee shall execute an assignment and joinder in the form attached hereto as Exhibit B (a “Joinder Agreement”), which shall reflect the number of Securities such Forward Transferee shall have the right and obligation to purchase (the “Forward Transferee Securities”), and, upon such execution, such Forward Transferee shall have all the same rights and obligations of the Subscriber hereunder with respect to the Forward Transferee Securities, and references herein to the “Subscriber” shall be deemed to refer to and include any such Forward Transferee with respect to such Forward Transferee and to such Forward Transferee’s Forward Transferee Securities; provided, that any representations, warranties, covenants and agreements of the Subscriber and any such Forward Transferee shall be several and not joint and shall be made as to the Subscriber or any such Forward Transferee, as applicable, as to itself only; and

4.2 upon a Forward Transferee’s execution and delivery of a Joinder Agreement, the number of Securities permitted to be purchased by the Subscriber in the Forward Purchase hereunder shall be reduced by the total number of Securities permitted to be purchased by the applicable Forward Transferee pursuant to the applicable Joinder Agreement, which reduction shall be evidenced by the Company amending Exhibit A to this Agreement to reflect each transfer. For the avoidance of doubt, this Agreement need not be amended and restated in its entirety, but only Exhibit A need be amended upon the occurrence of any such transfer of Forward Transferee Securities and the Company shall promptly deliver a copy of such amended Exhibit A to each Subscriber (including each Forward Transferee) hereunder.

4.3 Notwithstanding anything to the contrary herein, if one or more of the Forward Transferees shall default in its or their obligations to purchase the Securities, then Engaged Capital, LLC shall promptly purchase the Securities to which the default relates.

5. Restrictions on Transfer of Securities.

5.1 Securities Law Restrictions. The Subscriber hereby agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities unless, prior thereto (i) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (ii) the Company has received an opinion of counsel for the Company that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the SEC thereunder and under all applicable state securities laws.

5.2 Lock-up. Subscriber hereby agrees not to, except to certain permitted transferees (as such term defined in the prospectus for the IPO), sell, transfer, pledge, hypothecate or otherwise dispose of all or a portion of the Securities until the later of (i) the expiration of any lock-up applicable to any of the Company’s equity securities issued in a private placement in connection with the Business Combination or (ii) 30 days following the closing of the Business Combination, provided that, for the avoidance of doubt, the Company may file a registration statement with respect to such Securities prior to the expiration of the lock-up.

5.3 Restrictive Legends.

5.3.1 Restrictive Legends. Subject to Section 5.3.2, the book entry for the Securities shall contain a notation, and each certificate (if any) representing any Securities shall have endorsed thereon a legend substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE COMPANY, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP EXCEPT PURSUANT TO ITS TERMS.”

5.3.2 Legend Removal. If the Securities are eligible to be sold pursuant to an effective registration statement or without restriction under, and without the Company being in compliance with the current public information requirement of, Rule 144 under the Securities Act, then at the Subscriber’s request, including in connection with any transfer by the Subscriber of the Securities to the account of a DTC participant without prior sale, the Company will cause the Company’s transfer agent to remove any restrictive legend set forth on such Securities. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Securities without any such legend.

5.4 Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than Common Stock, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Common Stock without receipt of consideration (other than those occurring at the time of the IPO in connection with a change in the size of the offering), any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Securities subject to this Section 5 or into which such Securities thereby become convertible shall immediately be subject to this Section 5 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Securities subject to this Section 5 and Section 3. The Securities shall not be subject to forfeiture upon failure of the underwriters to exercise their over-allotment option in the IPO.

6. Other Agreements.

6.1 Further Assurances. Each of the Company and the Subscriber agrees to execute such further instruments and to take such further action as may reasonably be requested by the other party to carry out the intent of this Agreement.

6.2 Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt and (i) personal delivery, (ii) five (5) days after having been sent by first class registered or certified mail, (iii) one (1) Business Day after delivery to an overnight courier service or (iv) one (1) Business Day after transmission by e-mail. All such communications sent to the Company shall be sent to: SilverBox Engaged Merger Corp I, [●], Attn: [●], Email: [●], or to such other address as may be designated in writing by the Company from time to time. All such communications sent to the Subscriber shall be sent to the Subscriber’s address or email address, as applicable, as set forth on Exhibit A hereto, or to such other address as may be designated in writing by the Subscriber from time to time, in which event the Company shall amend Exhibit A hereto to reflect such new address.

6.3 Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.4 Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.5 Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6 Assignment. This Agreement, and the rights and obligations hereunder (including the Subscriber’s rights and obligation to purchase the Securities), may not be assigned, in whole or in party, by either party hereto without the prior written consent of the other party, which consent may not be unreasonably withheld by the Company with respect to assignments by the Subscriber contemplated by Section 4 .

6.7 Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8 Governing Law and Venue. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof. The parties hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the federal or state courts of New York City, in the State of New York, and the applicable appellate courts therefrom, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum, subject to the provisions of the Securities Act or the Securities Exchange Act of 1934, as amended.

6.9 Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11 Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof, any investigations made by or on behalf of the parties, the consummation of the transactions contemplated by this Agreement and the termination hereof.

6.12 No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14 Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15 Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.16 Mutual Drafting. This Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

7. No Short Sales. The Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

8. Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

9. Term.

9.1 Termination. Unless otherwise terminated by mutual agreement, the Subscriber’s obligation to acquire the Securities hereunder, and the Company’s obligation to sell the Securities hereunder, shall be in effect until the occurrence of any of the following (upon which occurrence this Agreement shall automatically terminate): (i) the consummation of the Business Combination within the time frame permitted by the Company’s amended and restated certificate of incorporation (the “Charter”), which, as of the date hereof, is expected to be 24 months from the consummation of the IPO (or 27 months if the Company enters into a letter of intent in connection with the Business Combination), including any extensions beyond such term effected pursuant to the terms of the Charter, and (ii) the liquidation of the Company in the event that the Company is unable to consummate the Business Combination within the time frame permitted by the Charter (including any extensions).

9.2 Effect of Termination. In the event of any termination of this Agreement pursuant to this Section 9, the Purchase Price (and interest thereon, if any), if previously paid, and all of the Subscriber’s funds paid in connection herewith shall be promptly returned to the Subscriber, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Subscriber or the Company and their respective directors, officers, employees, partners, managers, members, stockholders or other equityholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 9 shall relieve any party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

10. Disclosure. The Subscriber hereby acknowledges that (i) the terms of this Agreement will be disclosed in the registration statement filed by the Company for its IPO (the “Registration Statement”), (ii) this Agreement will be filed with the SEC as an exhibit to the Registration Statement and (iii) the Company will disclose the terms of this Agreement to potential IPO investors and to potential Business Combination targets.

11. Waiver of Claims Against Trust. The Subscriber hereby acknowledges that it is aware that the Company will establish a trust account (the “Trust Account”) for the benefit of its public stockholders upon the closing of the IPO. The Subscriber hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, except for redemption and liquidation rights the Subscriber may have in respect of any shares of Class A Common Stock issued as part of the units sold in the IPO (“Public Shares”) held by the Subscriber, if any. The Subscriber hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights the Subscriber may have in respect of any Public Shares held by the Subscriber, if any. In the event the Subscriber has any Claim against the Company under this Agreement, the Subscriber shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights the Subscriber may have in respect of any Public Shares held by the Subscriber, if any.

12. Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Class A Common Stock on the Nasdaq Capital Market (or another national securities exchange) during the term of this Agreement.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

SILVERBOX ENGAGED MERGER CORP I

By:
Name:
Title:

Accepted and agreed this ______ day of ___________, 2021.

ENGAGED CAPITAL, LLC

By:
Name:
Title:

Signature Page to Forward Purchase Agreement

EXHIBIT A

SCHEDULE OF SUBSCRIBERS

Date: [●], 2021

Subscriber Name and Notice Address	Number of Securities (Shares of Class A Common Stock)	Aggregate Purchase Price for Securities
Engaged Capital, LLC 610 Newport Center Drive, Suite 250 Newport Beach, California 92660 Attn: Glenn Welling Email: glenn@engagedcapital.com	10,000,000	$100,000,000

Exhibit A – 1

EXHIBIT B

ASSIGNMENT AND JOINDER TO FORWARD PURCHASE AGREEMENT

This Assignment and Joinder Agreement (this “Agreement”) is entered into on [●] by and between Engaged Capital, LLC, a Delaware limited liability company (“Assignor”), and [●], a [●] (“Assignee”). Capitalized terms used but not herein defined will have the meanings given to them in the forward purchase agreement by and between Assignor and SilverBox Engaged Merger Corp I, a Delaware corporation (the “Company”), dated [●], 2021 (as amended, the “Forward Purchase Agreement”).

RECITALS

WHEREAS, Assignor is permitted to assign all or a portion of Assignor’s rights and obligations to purchase Securities to one or more third parties by delivering to the Company an Assignment and Joinder Agreement executed by Assignor and such assignee with respect to any such Securities; and

WHEREAS, Assignor desires to assign and transfer its right to commit to purchase that number of Securities set forth in Item 2 on Schedule A attached hereto to Assignee, and Assignee desires to accept such assignment and transfer and to irrevocably commit to purchase that number of Securities pursuant to the terms of the Forward Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignment and Assumption; Irrevocable Commitment to Purchase. Assignor hereby assigns and transfers to Assignee its right and obligation to purchase that number of Securities set forth in Item 2 on Schedule A attached hereto, and Assignee hereby accepts and assumes such assignment and transfer and further hereby irrevocably commits to purchase that number of Securities pursuant to the terms of the Forward Purchase Agreement.

2. Joinder to Forward Purchase Agreement. Assignee hereby joins as a party to the Forward Purchase Agreement in the capacity of a Subscriber and agrees to be bound by, subject to and enjoy the benefit of the applicable rights and obligations of a Subscriber set forth in the Forward Purchase Agreement with the same force and effect as if Assignee were an original party thereto. In addition, Assignee hereby represents and warrants, as of the date hereof and as of the Closing, to the matters set forth in Section 2.1 of the Forward Purchase Agreement. Any notice or other communication to be given or made to Assignee under the Forward Purchase Agreement may be given or made to the address, email address or facsimile number (if any) listed under Assignee’s name on the signature page hereto or as Assignee may otherwise direct from time to time in accordance with the terms of the Forward Purchase Agreement.

Exhibit B – 1

3. Successors and Assigns. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties, and any attempt to do so will be void, except for assignments and transfers by operation of law. Subject to this Section 3, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and permitted assigns. The Company is hereby expressly made a third-party beneficiary of this Agreement and is permitted to enforce the terms hereof.

4.  Invalid Provisions. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

5.  Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any conflict or choice of law provision that would result in the imposition of another state’s law.

6. Counterparts; Headings. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any facsimile or pdf copies hereof or signature hereon shall, for all purposes, be deemed originals.

[Signature Pages Follow]

Exhibit B – 2

IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the date first written above.

ASSIGNOR:

ENGAGED CAPITAL, LLC

By:
Name:
Title:

ASSIGNEE:

[●]

By:
Name:
Title:

Address for Notice:	[●]
[●]
Attn: [●]
Email: [●]

ACKNOWLEDGED AND AGREED:

SILVERBOX ENGAGED MERGER CORP I

By:
Name:
Title:

Signature Page to Assignment and Joinder Agreement

Exhibit B – 3

SCHEDULE A

SCHEDULE OF ASSIGNED AND RETAINED SECURITIES

1. Number of Securities Assignor is entitled to purchase (prior to assignment):

2. Number of Securities being assigned to Assignee and which Assignee irrevocably commits to purchase:

3. Number of remaining Securities Assignor is entitled to purchase (after assignment):

Schedule A to Assignment and Joinder Agreement

Exhibit B - 4